Exhibit 99.1

SomaLogic Reports Second Quarter 2023 Financial Results

-	Revenue of $20.5 million, an increase of 45% year-over-year
-	Cash and investments of approximately $474 million, a strong capital position to fund current and future business initiatives
-	Reiterating full year 2023 revenue guidance and operating expense target
-	Management to host conference call today at 4:30pm ET

BOULDER, Colo. (August 14, 2023) – SomaLogic, Inc., a leader in proteomics technology, today reported financial results for the quarter ended June 30, 2023.

“Our second quarter results are in line with our expectations despite navigating operational changes and a dynamic macroeconomic backdrop. While our progress this quarter in both core assay services and distributed kits is encouraging, there is still more work to be done,” said Adam Taich, SomaLogic’s Interim Chief Executive Officer. “We have the benefit of a strong cash position, yet remain fully committed to spending discipline and continued operational rationalization to maximize SomaLogic’s long-term position in a growing proteomics market.”

Recent Updates

●	Expanded distributed kits offering with additional Authorized Sites, including Citogen and Dante Genomics in Europe
●	Advanced development and manufacturing work to support 10k SomaScan assay launch by year-end 2023
●	Continued collaboration with Illumina ahead of co-branded next-generation sequencing (NGS)-based proteomics kit early access launch in 2024
●	Appointed Eliot Lurier, CPA, to Interim Chief Financial Officer

Second Quarter 2023 Financial Results

Revenue for the three months ended June 30, 2023 was $20.5 million, a 45% increase from $14.1 million in the corresponding period of 2022. Excluding Q2 2022 royalty revenue from NEB, revenue grew 55%.

Gross margin for the three months ended June 30, 2023 was 45.4% compared to 50.0% for the corresponding period of 2022. The decrease was driven by lower royalty revenue.

Research and development expenses decreased by $6.8 million, and selling, general and administrative expenses decreased by $7.2 million in the three months ended June 30, 2023, compared to the corresponding period of 2022. The decrease aligns with the Company’s previously announced expense reduction initiatives with an operating expense target of approximately $170 million for full-year 2023.

Net loss was $24.8 million for the three months ended June 30, 2023, or a loss of $0.13 per share, as compared to a loss of $23.0 million, or $0.13 per share, in the corresponding period of 2022.

Adjusted EBITDA was a loss of $28.9 million for the three months ended June 30, 2023, compared with an adjusted EBITDA loss of $46.4 million in the corresponding period of 2022.

Cash, cash equivalents, and short-term investments were $474.2 million as of June 30, 2023.

2023 Financial Guidance

SomaLogic expects revenue for the full year 2023 to range from $80 to $84 million.

Webcast and Conference Call Details

SomaLogic will host a conference call at 4:30 p.m. ET on Monday, August 14, 2023 to discuss its second quarter 2023 financial results. Those interested in listening to the conference call should register online here. Participants are encouraged to register more than 15 minutes before the start of the call. A live and archived version of the webcast will be available at https://investors.somalogic.com/

About SomaLogic

SomaLogic is catalyzing drug research and development and biomarker identification as a global leader in proteomics technology. With a single 55 microliter plasma or serum sample, SomaLogic can run 7,000 protein measurements, covering more than a third of the approximately 20,000 proteins in the human body and twice as many as other proteomic platforms. For more than 20 years we’ve supported pharmaceutical companies, and academic and contract research organizations who rely on our protein detection and analysis technologies to fuel drug, disease, and treatment discoveries in such areas as oncology, diabetes, and cardiovascular, liver and metabolic diseases. Find out more at www.somalogic.com and follow @somalogic on LinkedIn.

Non-GAAP Financial Measures

We present non-GAAP financial measures in order to assist readers of our condensed consolidated financial statements in understanding the core operating results used by management to evaluate and run the business, as well as, for financial planning purposes. Our non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA is a key performance measure that our management uses to assess its operating performance. Adjusted EBITDA facilitates internal comparisons of our operating performance on a more consistent basis, and we use this measure for business planning, forecasting, and decision-making. We believe that Adjusted EBITDA enhances an investor’s understanding of our financial performance as it is useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.

Forward Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues, projections, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “guidance,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “continue,” “will likely result,” “possible,” “potential,” “predict,” “pursue,” “target” and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s control. You should carefully consider these risks and uncertainties, including, but not limited to, those factors described under Part I, Item 1A – “Risk Factors” in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SomaLogic Contact

Emilia Costales

720-798-5054

ecostales@somalogic.com

Investor Contact

Marissa Bych

Gilmartin Group LLC

investors@somalogic.com

SomaLogic, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited

(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Assay services revenue	$16,597	$10,931	$35,016	$29,731
Product revenue	2,909	714	4,095	1,167
Collaboration revenue	762	762	1,525	1,525
Other revenue	200	1,737	211	4,701
Total revenue	20,468	14,144	40,847	37,124
Operating expenses
Cost of assay services revenue	9,677	6,571	21,359	17,951
Cost of product revenue	1,498	506	2,132	778
Research and development	10,815	17,636	24,882	31,436
Selling, general and administrative	29,573	36,812	63,762	67,627
Total operating expenses	51,563	61,525	112,135	117,792
Loss from operations	(31,095)	(47,381)	(71,288)	(80,668)
Other income
Interest income and other, net	5,798	838	10,723	1,047
Change in fair value of warrant liabilities	527	14,536	1,580	27,176
Change in fair value of earn-out liability	—	9,027	15	25,489
Total other income	6,325	24,401	12,318	53,712
Net loss before income tax benefit (provision)	$(24,770)	$(22,980)	$(58,970)	$(26,956)
Income tax benefit (provision)	(2)	(5)	(4)	(8)
Net loss	(24,772)	(22,985)	(58,974)	(26,964)
Other comprehensive income (loss)
Net unrealized gain (loss) on available-for-sale securities	177	(209)	528	(861)
Foreign currency translation loss	4	(11)	2	(14)
Total other comprehensive income (loss)	$181	$(220)	$530	$(875)
Comprehensive loss	(24,591)	(23,205)	(58,444)	(27,839)
Net loss per share, basic and diluted	$(0.13)	$(0.13)	$(0.32)	$(0.15)
Weighted-average shares used to compute net loss per share, basic and diluted	186,741,112	183,143,391	186,633,391	182,599,949

SomaLogic, Inc.
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except share data)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$354,544	$421,830
Investments	119,646	117,758
Accounts receivable, net	21,750	17,006
Inventory	15,123	13,897
Deferred costs of services	440	1,337
Prepaid expenses and other current assets	4,760	9,873
Total current assets	516,263	581,701
Non-current inventory	10,296	4,643
Accounts receivable, net of current portion	9,041	9,284
Property and equipment, net	18,668	19,564
Other long-term assets	4,379	5,083
Intangible assets	16,700	16,700
Goodwill	10,399	10,399
Total assets	$585,746	$647,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,079	$16,794
Accrued liabilities	10,926	20,678
Deferred revenue	5,083	3,383
Other current liabilities	2,413	2,477
Total current liabilities	31,501	43,332
Warrant liabilities	2,633	4,213
Deferred revenue, net of current portion	31,207	31,732
Other long-term liabilities	5,253	5,539
Total liabilities	70,594	84,816
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value; 600,000,000 shares authorized; 188,071,445 and 187,647,973 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	1,182,645	1,171,122
Accumulated other comprehensive income (loss)	17	(513)
Accumulated deficit	(667,529)	(608,070)
Total stockholders’ equity	515,152	562,558
Total liabilities and stockholders’ equity	$585,746	$647,374

SomaLogic, Inc.
Reconciliation of net loss in accordance with GAAP to non-GAAP adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(24,772)	$(22,985)	$(58,974)	$(26,964)
Adjustments to reconcile to EBITDA:
Interest income and other, net	(5,798)	(838)	(10,723)	(1,047)
Income tax provision	2	5	4	8
Depreciation and amortization	1,890	963	3,644	1,718
EBITDA	(28,678)	(22,855)	(66,049)	(26,285)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities (1)	(527)	(14,536)	(1,580)	(27,176)
Change in fair value of earn-out liability (2)	—	(9,027)	(15)	(25,489)
Stock compensation expense related to equity modifications (3)	272	—	1,224	—
Restructuring charges (4)	59	—	1,100	—
Adjusted EBITDA	$(28,874)	$(46,418)	$(65,320)	$(78,950)

(1)	Represents change in fair value of warrant liabilities.
(2)	Represents change in fair value of earn-out liability.
(3)	Represents stock-based compensation expense related to equity award modifications that occurred separately from our Strategic Reorganization.
(4)	Represents restructuring charges related to the Strategic Reorganization consisting of severance costs, other termination benefit costs, and non-cash stock-based compensation expense.